Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

OBA Financial Services, Inc.

Germantown, Maryland

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-167036 and 333-176420) of OBA Financial Services, Inc. of our report dated September 28, 2012, on the consolidated financial statements of OBA Financial Services, Inc., which appears in the annual report on Form 10-K for the year ended June 30, 2012.

/s/ ParenteBeard LLC

Allentown, Pennsylvania

September 27, 2013